SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2010

Cadence Financial Corporation

(Exact Name of Registrant as Specified in Charter)

Mississippi	1-15773	64-0694755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 East Main Street Starkville, Mississippi		39759
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (662) 324-4258

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Litigation Update

On November 3, 2010, Cadence Financial Corporation (“Cadence”) filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement (the “Proxy Statement”). As disclosed in the Proxy Statement, on October 28, 2010, RSD Capital, a purported holder of shares of Cadence common stock, filed a lawsuit allegedly on behalf of a putative class of holders of shares of Cadence common stock in the Supreme Court of the State of New York of New York County (the “Court”), Index No. 651883/2010 (the “RSD Action”). The RSD Action names as defendants Community Bancorp LLC (“CBC”), Cadence and the members of the board of directors of Cadence.

On December 1, 2010, Cadence entered into a memorandum of understanding (the “MOU”) with the plaintiff regarding a settlement of the RSD Action.

Supplemental Disclosure

In connection with the foregoing settlement, Cadence agreed, among other things, to make the following disclosures related to the proposed merger:

1.	As previously disclosed in the Proxy Statement, in July 2010 Cadence directed its financial advisor, Keefe, Bruyette, Woods, Inc. (“KBW”) to approach private investors that might be interested in providing capital to or acquiring Cadence. KBW assisted Cadence senior management in identifying private investors with experience investing in financial institutions and with the resources and ability to consummate a transaction on the timeframe contemplated by Cadence. At the direction of Cadence, KBW contacted a total of twelve potential private investors in July and early August. As previously disclosed in the Proxy Statement, during this period Cadence also directed KBW to contact financial institutions that may have an interest in acquiring Cadence. KBW assisted Cadence senior management in identifying financial institutions that would, based on their financial and regulatory capital positions, be able to consummate a transaction with Cadence. KBW contacted a total of five financial institutions, of which five expressed an interest in acquiring Cadence or entering into a non-disclosure agreement.

2.	KBW selected the comparable companies used in its “Selected Peer Group Analysis” based on its assessment that the companies identified as comparable shared similar business characteristics. Among other factors, KBW considered the geographic areas in which the comparable companies operated, the types of customers served by the comparable companies, and the size of the comparable companies’ businesses.

3.	In its “Comparable Transaction Analysis,” KBW reviewed transaction multiples for two recent transactions based on the size and asset quality of the targets as described in the proxy statement. The table below sets forth the transaction multiples calculated for each of the two comparable transactions:

	PBCT/SMTB	TD/South Financial Group, Inc.
Price/Book Value	40%	10%
Price/Tangible Book Value	51%	17%
Core Deposit Premium	(4.2%)	(1.0%)
Market Premium	3.7%	(58.2%)

4.	The following table sets forth the financial projections of Cadence, assuming a capital raise, provided to KBW by Cadence’s senior management team and used by KBW in performing its discounted cash flow analysis:

	2010	2011	2012	2013	2014¹	2015¹
Earnings As Reported ($000)	(4,369)	1,188	5,850	8,708	12,395	16,018
Asset Growth	(16.5%)	(7.0%)	5.0%	5.0%	5.0%	5.0%

(1)	2014 and 2015 earnings based on 0.65% and 0.80% return on average assets respectively per Cadence Management.

5.	As previously disclosed in the Proxy Statement, in performing a discounted cash flow analysis, KBW applied multiples of 10.0x to 14.0x forward earnings. KBW determined this multiple range based on its subjective judgment and its understanding of where banks have traded historically.

6.	As previously disclosed in the Proxy Statement, KBW considered and discussed with the Cadence board how its discounted cash flow analysis would be affected by changes in the underlying assumptions of the capital raise. To illustrate this impact, KBW performed discounted cash flow analysis assuming capital raises ranging from $80.0 million to $100.0 million at offer prices from $0.50 per share to $1.50 per share, assuming a 12.0x terminal multiple on 2015 earnings and a 14.0% discount rate. KBW assumed an offer price range of $0.50 per share to $1.50 per share based on its subjective judgment of prices that might be realized in the context of a capital raising transaction that did not involve the payment of a control premium by an acquiror and taking into account trading prices for Cadence’s common stock at the time. KBW assumed the midpoint of the terminal value multiple range (12.0x) and the midpoint of the discount rate range (14.0%) applied in its discounted cash flow analysis for purposes of the illustrative example discussed with the Cadence board.

The agreement to make the additional disclosures specified herein does not constitute an acknowledgment that these additional disclosures are required under any applicable state or federal law, statute, rule or regulation. The MOU contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including Court approval following notice to Cadence’s shareholders. A hearing will be scheduled at which the Court will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the Court, it will resolve and release all claims in the RSD Action that were or could have been brought challenging any aspect of the proposed merger, the merger agreement, and the transactions contemplated thereby, and any disclosure made or shareholder vote held in connection therewith, pursuant to terms that will be disclosed to Cadence shareholders prior to final approval of the settlement. Upon Court approval, plaintiffs’ attorneys are expected to apply for an award of attorneys’ fees and expenses. There can be no assurance that the Court will approve the settlement. In such event, the proposed settlement as contemplated by the MOU may be terminated.

ADDITIONAL INFORMATION

In connection with the proposed merger, Cadence filed a definitive proxy statement with the SEC on November 3, 2010. Shareholders are urged to read the Proxy Statement carefully because it contains important information regarding Cadence, CBC, the proposed transaction and related matters. The Proxy Statement was mailed on or about November 5, 2010, to Cadence shareholders of record on November 3, 2010. Shareholders may obtain free copies of the Proxy Statement, as well as other filings containing information about Cadence, without charge, at the SEC’s Internet web site at www.sec.gov. These documents may also be obtained for free from the “SEC Filings” section of the Cadence website at www.cadencebanking.com.

Cadence and its directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of Cadence in respect of the proposed transaction. Information regarding the officers and directors of Cadence is available in Cadence’s definitive proxy statement filed with the SEC on April 16, 2010. Additional information regarding the interests of such potential participants will also be included in the definitive proxy statement for the proposed transaction and the other relevant documents filed with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE FINANCIAL CORPORATION

Date: December 1, 2010	By:	/S/ RICHARD T. HASTON

Richard T. Haston
Executive Vice President,
Chief Financial Officer